E A R N I N G S R E L E A S E

Press Contacts:     Gary R. Shook, President & CEO            540-687-4801 or
pres@middleburgbank.com

Raj Mehra, EVP & CFO                540-687-4816 or
cfo@middleburgbank.com

Jeffrey H. Culver, EVP & COO            703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG FINANCIAL CORPORATION ANNOUNCES THIRD QUARTER 2014 RESULTS

MIDDLEBURG, VA. – October 30, 2014 – Middleburg Financial Corporation (the “Company”) (Nasdaq: MBRG), today announced net income of $2.12 million for the quarter ended September 30, 2014, or $0.30 per diluted share.

“The performance in the third quarter was a product of several positive trends at the Company,” commented Gary R. Shook, President and CEO of Middleburg Financial Corporation.  He continued, “Net interest income increased despite the challenging yield environment as we lowered borrowing costs and added non-interest bearing deposits.  Additionally, non-interest expenses fell as we eliminated substantial fixed costs related to Southern Trust Mortgage and implemented expense control discipline at the bank. Nonperforming assets declined 36.91% from December 2013 and delinquent loans fell by 96.29% over the same period. Middleburg Investment Group’s assets under management increased by 5.88% during the quarter and the fee income will help offset any margin compression.

As we approach a century of providing financial services to the communities in which we operate, we are committed to profitable growth and to delivering results for our shareholders.”

Third Quarter 2014 Highlights:

•
Net income of $2.12 million or $0.30 per diluted share for the quarter ended September 30, 2014, an increase of 14.34% compared to net income of $1.86 million or $0.26 per diluted share for the previous quarter and an increase of 31.66% compared to net income of $1.61 million or $0.23 per diluted share for the third quarter of 2013;

•	Net interest margin of 3.36% compared to 3.38% for the previous quarter and 3.33% for the quarter ended September 30, 2013;

•	Cost of funds of 45 bp for the quarter, a decrease of 7 bp from the previous quarter and a decrease of 14 bp from the quarter ended September 30, 2013;

•
Net interest income was $9.55 million for the quarter ended September 30, 2014, an increase of 0.37% compared to the previous quarter and an increase of 2.41% compared to the quarter ended September 30, 2013;

•
Non-interest expenses of $8.39 million for the quarter ended September 30, 2014, a decrease of 24.62% compared to the previous quarter and a decrease of 36.93% compared to the quarter ended September 30, 2013;

•	Efficiency ratio of 68.82% for the quarter compared to 78.99% for the previous quarter and 81.19% for the quarter ended September 30, 2013;

•	Total assets were $1.21 billion as of quarter end, a decrease of 3.59% compared to the previous quarter and a decrease of 1.63% from December 31, 2013;

•	Total deposits were $986.57 million as of quarter end, a decrease of 1.69% compared to the previous quarter and an increase of 0.42% from December 31, 2013;

•	Loans held-for-investment were $728.75 million as of quarter end, a decrease of 0.05% compared to the previous quarter and an increase of 0.04% from December 31, 2013;

•	Credit quality improved with nonaccrual loans totaling $7.33 million as of September 30, 2014, a decrease of 29.55% compared to the previous quarter and a decrease of 62.88% from December 31, 2013;

•	The ratio of nonperforming assets to total assets was 1.50% at September 30, 2014 compared to 1.57% at June 30, 2014, 2.33% at December 31, 2013 and 2.51% at September 30, 2013;

•
Capital ratios continue to be strong: Tangible Common Equity Ratio of 9.72%, Total Risk-Based Capital Ratio of 17.30%, Tier 1 Risk-Based Capital Ratio of 16.04%, and a Tier 1 Leverage Ratio of 9.71% at September 30, 2014.

TOTAL REVENUE
Total revenue, which is comprised of net interest income (before provision for loan losses) and non-interest income, was $11.83 million for the quarter ended September 30, 2014, representing a decrease of 14.21% compared to the previous quarter and a decrease of 23.45% compared to the quarter ended September 30, 2013.

Net Interest Income
The Company recorded net interest income of $9.55 million for the quarter ended September 30, 2014, representing an increase of 0.37% compared to the previous quarter and an increase of 2.41% compared to the quarter ended September 30, 2013. The net interest margin declined to 3.36%, compared to 3.38% for the previous quarter and an increase compared to 3.33% for the quarter ended September 30, 2013.

The following factors contributed to the changes in the net interest margin for the quarter:

•	Yields on earning assets declined by 9 bp compared to the previous quarter primarily due to a 4 bp decrease in loan yields and a 9 bp decrease in yields on investments.

•	Loan yields were lower, primarily as a result of:

•	continued decline in mortgage loans held for sale and;

•	payoffs in commercial and 1-4 family loans and lower yields on loans booked during the quarter, which had the collective effect of lowering the effective yield on the loan portfolio.

•
Yields on investments decreased as some fixed rate securities were sold and lower yielding floating rate securities were added in a continuing effort to increase the asset sensitivity of the balance sheet.

•	Cost of funds declined by 7 bp to 45 bp as the Company paid off $35.00 million of maturing FHLB advances and added non-interest bearing deposits.

The decline in yields on earning assets resulted in total interest income of $10.79 million for the quarter, lower by 1.38% compared to the previous quarter. The decrease in interest income was more than offset by a 13.00% decline in interest expense for the quarter compared to the previous quarter. This led to slightly higher net interest income during the third quarter.

Total interest income for the quarter declined by 1.50% compared to the quarter ended September 30, 2013 due to lower yields on earning assets. Loan yields were lower by 9 bp while yields on securities were higher by 14 bp with yields on earning assets lower by 10 bp across quarters. The decline in interest income was more than offset by a 23.81% decrease in interest expense. Average earning assets during the third quarter of 2014 were slightly higher compared to the same quarter in 2013. Despite the slightly higher levels of average earning assets, the greater net interest income for the quarter resulted in a net interest margin that was 3 bp higher than in the third quarter of 2013.

Non-Interest Income
Non-interest income was lower by 46.64% and 62.79% compared to the previous quarter and the quarter ended September 30, 2013, respectively. The primary reason for the decline in non-interest income compared to the prior quarter and the quarter ended September 30, 2013 was reduced revenue from the sale of mortgage loans. The Company sold its majority interest in Southern Trust Mortgage during the second quarter of 2014. The drop in mortgage revenue was partially offset by fees generated by the Company's wealth management group. Fees earned by Middleburg Investment Group (“MIG”) increased by 9.06% compared to the previous quarter and were higher by 16.93% compared to the quarter ended September 30, 2013. Fee income is based primarily upon the market value of the accounts under administration which were $1.78 billion at September 30, 2014 compared to $1.50 billion at September 30, 2013.

NON-INTEREST EXPENSE
Non-interest expense fell by 24.62% compared to the previous quarter and declined by 36.93% compared to the quarter ended September 30, 2013. Principal categories of non-interest expense that changed were the following:

•
Salaries and employee benefit expense decreased by 25.90% compared to the previous quarter and was lower by 42.70% compared to the quarter ended September 30, 2013. The primary reasons for lower salary and employee benefit expenses were the sale of the Company's majority interest in Southern Trust Mortgage on May 15, 2014 and staff reductions at the bank.

•
Advertising expenses increased by 3.82% compared to the previous quarter and decreased by 57.23% compared to the quarter ended September 30, 2013. The Company continues to streamline campaign and product promotions.

•
Costs related to other real estate owned (OREO) declined by 375.00% compared to the previous quarter and by 107.93% compared to the quarter ended September 30, 2013 as ongoing expenses to maintain the properties fell and net gains of $238,000 were recognized on OREO in 2014.

•
Occupancy and equipment expense decreased by 24.84% compared to the previous quarter and was lower by 30.66% compared to the quarter ended September 30, 2013. The primary reason for lower expenses in this category was the sale of Southern Trust Mortgage on May 15, 2014. Expenses attributable to Southern Trust Mortgage were consolidated in the Company's financial statements through the date of the sale.

•
Other expenses decreased by 27.59% compared to the previous quarter and were lower by 22.81% compared to the quarter ended September 30, 2013. Primary reasons for declines in expenses in this category were the sale of Southern Trust Mortgage on May 15, 2014. The significant components in this category include expenses related to deposit processing, fees for advisory services, telephone and professional fees.

Although the sale of Southern Trust Mortgage reduced the Company's revenue, the decline in non-interest expenses was greater and the efficiency ratio for the third quarter of 2014 improved to 68.82% compared to 78.99% for the previous quarter.

ASSET QUALITY
Asset quality continued to improve during the third quarter. The provision increased to $550,000 for the quarter compared to $72,000 for the previous quarter and a provision of $3,000 for the quarter ended September 30, 2013 as the Company added to specific reserves for certain loans in the third quarter of 2014.

•	Loans that were delinquent for more than 90 days and still accruing declined to $30,000 as of September 30, 2014 from $808,000 as of December 31, 2013 and $636,000 as of September 30, 2013.

•
Nonaccrual loans declined to $7.33 million as of September 30, 2014 from $19.75 million as of December 31, 2013 and $20.53 million as of September 30, 2013, representing a decrease of 62.88% and 64.28%, respectively.

•
Troubled debt restructurings that were performing as agreed totaled $4.52 million at September 30, 2014 compared to $4.67 million at December 31, 2013 and $4.82 million at September 30, 2013, representing a decrease of 3.25% and 6.18%, respectively.

•
Other real estate owned (OREO) balances were $5.06 million at September 30, 2014 compared to $3.42 million at December 31, 2013 and $4.53 million at September 30, 2013 representing an increase of 47.90% and 11.79%, respectively. Other repossessed assets were $1.13 million at September 30, 2014.

•
Total nonperforming assets were $18.08 million or 1.50% of total assets at September 30, 2014 compared to $28.66 million or 2.33% to total assets at December 31, 2013 and $30.51 million or 2.51% of total assets at September 30, 2013.

The allowance for loans losses was $11.42 million or 1.57% of total loans at September 30, 2014 compared to $11.51 million or 1.58% of total loans at the end of the previous quarter and $13.38 million or 1.87% of total loans at September 30, 2013.

CONSOLIDATED ASSETS
Total consolidated assets at September 30, 2014 were $1.21 billion, a decrease of 1.63% since December 31, 2013. Changes in major asset categories were as follows:

•	Cash balances and deposits at other banks increased by $11.78 million compared to December 31, 2013.

•	Securities increased by $6.61 million compared to December 31, 2013.

•	Loans held for investment increased by $272,000 from December 31, 2013.

CONSOLIDATED LIABILITIES
Total consolidated liabilities at September 30, 2014 were $1.09 billion, a decrease of 2.33% compared to December 31, 2013. The most significant change in liabilities was the decrease of $35.00 million in Federal Home Loan Bank borrowings. Total deposits increased by $4.17 million from December 31, 2013 to $986.57 million as of quarter end September 30, 2014.

SHAREHOLDERS' EQUITY AND CAPITAL
Shareholders’ equity attributable to Middleburg Financial Corporation shareholders at September 30, 2014 was $120.92 million, compared to $112.58 million at December 31, 2013. Retained earnings at September 30, 2014 were $54.94 million compared to $50.69 million at December 31, 2013. The book value of the Company’s common stock at September 30, 2014 was $16.97 per share versus $15.90 per share at December 31, 2013.

The Company’s capital ratios remain well above regulatory minimum capital ratios as of September 30, 2014:

•	Tier 1 Leverage ratio was 9.71%, 5.71% over the regulatory minimum of 4.0%.

•	Tier 1 Risk-Based Capital Ratio was 16.04%, 12.04% over the regulatory minimum of 4.0%.

•	Total Risk Based Capital Ratio was 17.30%, 9.30% over the regulatory minimum of 8.0%.

Caution about Forward Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and other filings with the Securities and Exchange Commission.

About Middleburg Financial Corporation

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves communities in Virginia with financial centers in Ashburn, Gainesville, Leesburg, Marshall, Middleburg, Purcellville, Reston, Richmond, Warrenton and Williamsburg. Middleburg Investment Group owns Middleburg Trust Company, which is headquartered in Richmond, Virginia with offices in Middleburg, Alexandria and Williamsburg.

MIDDLEBURG FINANCIAL CORPORATION
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	(Unaudited)	(Audited)
	September 30, 2014	December 31, 2013
ASSETS
Cash and due from banks	$5,861	$6,648
Interest-bearing deposits with other institutions	73,264	60,695
Total cash and cash equivalents	79,125	67,343
Securities available for sale, at fair value	335,034	328,423
Loans held for sale	—	33,175
Restricted securities, at cost	4,829	6,780
Loans receivable, net of allowance for loan losses of $11,423 and $13,320, respectively	717,329	715,160
Premises and equipment, net	17,796	20,017
Goodwill and identified intangibles	3,850	5,346
Other real estate owned, net of valuation allowance of $867 and $398, respectively	5,064	3,424
Bank owned life insurance	22,450	21,955
Accrued interest receivable and other assets	22,250	26,130
TOTAL ASSETS	$1,207,727	$1,227,753

LIABILITIES
Deposits:
Non-interest bearing demand deposits	$210,112	$185,577
Savings and interest bearing demand deposits	528,229	528,879
Time deposits	248,225	267,940
Total deposits	986,566	982,396
Securities sold under agreements to repurchase	36,469	34,539
Federal Home Loan Bank borrowings	45,000	80,000
Subordinated notes	5,155	5,155
Accrued interest payable and other liabilities	13,615	10,590
Commitments and contingent liabilities	—	—
TOTAL LIABILITIES	1,086,805	1,112,680

SHAREHOLDERS' EQUITY
Common stock ($2.50 par value; 20,000,000 shares authorized, 7,123,914 and 7,080,591, issued and outstanding, respectively)	17,480	17,403
Capital surplus	44,683	44,251
Retained earnings	54,937	50,689
Accumulated other comprehensive income	3,822	232
Total Middleburg Financial Corporation shareholders' equity	120,922	112,575
Non-controlling interest in consolidated subsidiary	—	2,498
TOTAL SHAREHOLDERS' EQUITY	120,922	115,073
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,207,727	$1,227,753

MIDDLEBURG FINANCIAL CORPORATION
Consolidated Statements of Income
(In thousands, except for per share data)
	(Unaudited)		(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$8,357	$8,744	$25,656	$26,504
Interest and dividends on securities available for sale
Taxable	1,763	1,468	5,173	4,467
Tax-exempt	535	640	1,656	1,917
Dividends	84	59	230	169
Interest on deposits in banks and federal funds sold	51	43	123	101
Total interest and dividend income	10,790	10,954	32,838	33,158
INTEREST EXPENSE
Interest on deposits	955	1,190	2,952	3,817
Interest on securities sold under agreements to repurchase	81	82	243	243
Interest on short-term borrowings	—	59	—	106
Interest on FHLB borrowings and other debt	209	303	876	896
Total interest expense	1,245	1,634	4,071	5,062
NET INTEREST INCOME	9,545	9,320	28,767	28,096
Provision for (recovery of) loan losses	550	3	1,510	(1)
NET INTEREST INCOME AFTER PROVISION FOR (RECOVERY OF) LOAN LOSSES	8,995	9,317	27,257	28,097
NON-INTEREST INCOME
Service charges on deposit accounts	635	590	1,815	1,699
Trust services income	1,119	963	3,224	2,937
Gains on loans held for sale	1	4,162	4,859	12,538
Gains on securities available for sale, net	12	23	141	397
Commissions on investment sales	193	159	479	363
Bank owned life insurance	168	125	494	367
Gain on sale of majority interest in consolidated subsidiary	—	—	24	—
Other operating income	152	106	1,399	835
Total non-interest income	2,280	6,128	12,435	19,136
NON-INTEREST EXPENSE
Salaries and employee benefits	4,441	7,750	17,467	23,242
Occupancy and equipment	1,262	1,820	4,841	5,412
Advertising	136	318	430	1,021
Computer operations	439	456	1,408	1,375
Other real estate owned	(33)	416	145	1,377
Other taxes	220	186	637	565
Federal deposit insurance	220	149	687	683
Other operating expenses	1,706	2,210	6,042	6,666
Total non-interest expense	8,391	13,305	31,657	40,341
Income before income taxes	2,884	2,140	8,035	6,892
Income tax expense	763	491	2,179	1,628
NET INCOME	2,121	1,649	5,856	5,264
Net loss (income) attributable to non-controlling interest	—	(38)	98	(233)
Net income attributable to Middleburg Financial Corporation	$2,121	$1,611	$5,954	$5,031
Earnings per share:
Basic	$0.30	$0.23	$0.84	$0.71
Diluted	$0.30	$0.23	$0.84	$0.71
Dividends per common share	$0.10	$0.07	$0.24	$0.17

MIDDLEBURG FINANCIAL CORPORATION
Quarterly Summary Statements of Income
(Unaudited, Dollars In thousands, except for per share data)
	For the Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$8,357	$8,493	$8,806	$8,744	$8,744
Interest and dividends on securities available for sale
Taxable	1,763	1,792	1,617	1,638	1,468
Tax-exempt	535	537	584	638	640
Dividends	84	72	73	63	59
Interest on deposits in banks and federal funds sold	51	47	26	31	43
Total interest and dividend income	10,790	10,941	11,106	11,114	10,954
INTEREST EXPENSE
Interest on deposits	955	995	1,002	1,094	1,190
Interest on securities sold under agreements to repurchase	81	81	80	82	82
Interest on short-term borrowings	—	—	—	17	59
Interest on FHLB borrowings and other debt	209	355	313	311	303
Total interest expense	1,245	1,431	1,395	1,504	1,634
NET INTEREST INCOME	9,545	9,510	9,711	9,610	9,320
Provision for loan losses	550	72	888	110	3
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,995	9,438	8,823	9,500	9,317
NON-INTEREST INCOME
Service charges on deposit accounts	635	622	557	593	590
Trust services income	1,119	1,057	1,048	1,033	963
Gains on loans held for sale	1	1,916	2,942	3,114	4,162
Gains on securities available for sale, net	12	66	63	22	23
Commissions on investment sales	193	146	140	107	159
Bank owned life insurance	168	164	162	105	125
Gain on sale of majority interest in consolidated subsidiary	—	24	—	—	—
Other operating income	152	278	969	431	106
Total non-interest income	2,280	4,273	5,881	5,405	6,128
NON-INTEREST EXPENSE
Salaries and employee benefits	4,441	5,993	7,033	7,385	7,750
Occupancy and equipment	1,262	1,679	1,900	1,857	1,820
Advertising	136	131	163	436	318
Computer operations	439	510	458	485	456
Other real estate owned	(33)	12	167	78	416
Other taxes	220	220	197	186	186
Federal deposit insurance	220	230	238	139	149
Other operating expenses	1,706	2,356	1,979	3,134	2,210
Total non-interest expense	8,391	11,131	12,135	13,700	13,305
Income before income taxes	2,884	2,580	2,569	1,205	2,140
Income tax expense	763	667	749	303	491
NET INCOME	2,121	1,913	1,820	902	1,649
Net loss (income) attributable to non-controlling interest	—	(58)	157	224	(38)
Net income attributable to Middleburg Financial Corporation	$2,121	$1,855	$1,977	$1,126	$1,611
Earnings per share:
Basic	$0.30	$0.26	$0.28	$0.16	$0.23
Diluted	$0.30	$0.26	$0.28	$0.16	$0.23
Dividends per common share	$0.10	$0.07	$0.07	$0.07	$0.07

MIDDLEBURG FINANCIAL CORPORATION
Selected Financial Data by Quarter
(Unaudited, Dollars in thousands, except for per share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
BALANCE SHEET RATIOS
Loans to deposits	73.87%	72.65%	76.10%	74.15%	74.71%
Average interest-earning assets to average interest-bearing liabilities	130.14%	128.37%	126.80%	126.87%	126.23%
INCOME STATEMENT RATIOS
Return on average assets (ROA)	0.69%	0.61%	0.66%	0.37%	0.52%
Return on average equity (ROE)	7.00%	6.30%	6.99%	3.92%	5.71%
Net interest margin (1)	3.36%	3.38%	3.54%	3.43%	3.33%
Yield on average earning assets	3.79%	3.88%	4.04%	3.94%	3.89%
Cost of funds	0.45%	0.52%	0.52%	0.55%	0.59%
Efficiency ratio (6)	68.82%	78.99%	75.19%	88.32%	81.19%
PER SHARE DATA
Dividends	$0.10	$0.07	$0.07	$0.07	$0.07
Book value (MFC Shareholders)	16.97	16.73	16.37	15.90	15.86
Tangible book value (4)	16.43	16.19	15.62	15.13	15.03
SHARE PRICE DATA
Closing price	$17.74	$20.00	$17.61	$18.04	$19.28
Diluted earnings multiple (2)	14.78	19.23	15.72	19.61	20.96
Book value multiple (3)	1.05	1.20	1.08	1.11	1.21
COMMON STOCK DATA
Outstanding shares at end of period	7,123,914	7,113,744	7,076,145	7,080,591	7,089,091
Weighted average shares O/S , basic - QTD	7,108,450	7,093,788	7,078,470	7,096,260	7,080,244
Weighted average shares O/S, diluted - QTD	7,134,262	7,117,826	7,103,785	7,130,272	7,118,208
Dividend payout ratio	33.33%	26.92%	25.05%	33.32%	30.43%
CAPITAL RATIOS
Capital to assets - common shareholders	10.01%	9.50%	9.59%	9.20%	9.25%
Capital to assets - with non-controlling interest	10.01%	9.50%	9.78%	9.40%	9.48%
Tangible common equity ratio (5)	9.72%	9.22%	9.19%	8.76%	8.81%
Leverage ratio	9.71%	9.54%	9.61%	9.42%	9.36%
Tier 1 risk based capital ratio	16.04%	15.63%	14.67%	14.62%	14.58%
Total risk based capital ratio	17.30%	16.88%	15.93%	15.88%	15.83%
CREDIT QUALITY
Net charge-offs to average loans	0.09%	0.23%	0.13%	0.02%	0.03%
Total nonperforming loans to total loans	1.63%	2.10%	2.76%	3.46%	3.63%
Total nonperforming assets to total assets	1.50%	1.57%	2.04%	2.33%	2.51%
Nonaccrual loans to:
Total loans	1.01%	1.43%	2.03%	2.71%	2.87%
Total assets	0.61%	0.83%	1.23%	1.61%	1.69%
Allowance for loan losses to:
Total loans	1.57%	1.58%	1.81%	1.83%	1.87%
Nonperforming assets	63.18%	58.50%	53.54%	46.48%	43.86%
Nonaccrual loans	155.80%	110.57%	88.92%	67.44%	65.20%
NONPERFORMING ASSETS
Loans delinquent 90+ days and still accruing	$30	$355	$503	$808	$636
Nonaccrual loans	7,332	10,408	14,876	19,752	20,525
Restructured loans (not in nonaccrual)	4,522	4,552	4,838	4,674	4,820
Other real estate owned	5,064	4,356	4,491	3,424	4,530
Repossessed assets	1,132	—	—	—	—
Total nonperforming assets	$18,080	$19,671	$24,708	$28,658	$30,511

(1)
The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded. Because the Company earns non taxable interest income due to the mix in its investment and loan portfolios, net interest income for the ratio is calculated on a tax equivalent basis as described above. This calculation excludes net securities gains and losses.

(2)
The diluted earnings multiple is calculated by dividing the period’s closing market price per share by the annualized diluted earnings per share for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.

(3)
The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

(4)
Tangible book value is not a measurement under accounting principles generally accepted in the United States. It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and then dividing the result by the number of shares of common stock issued and outstanding at the end of the accounting period.

(5)
The tangible common equity ratio is not a measurement under accounting principles generally accepted in the United States. It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and total assets and then dividing the adjusted shareholders’ equity balance by the adjusted total asset balance.

(6)
The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense (adjusted for amortization of intangibles, other real estate expenses, and non-recurring one-time charges) by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio. The tax rate utilized in calculating tax equivalent amounts is 34%. The Company calculates and reviews this ratio as a means of evaluating operational efficiency.

MIDDLEBURG FINANCIAL CORPORATION Average Balances, Income and Expenses, Yields and Rates
	Three months ended September 30,
	2014			2013
	Average Balance	Income/ Expense	Yield/ Rate (2)	Average Balance	Income/ Expense	Yield/ Rate (2)
	(Dollars in thousands)
Assets:
Securities:
Taxable	$282,860	$1,847	2.59%	$266,197	$1,527	2.28%
Tax-exempt (1)	54,410	811	5.91%	64,678	970	5.95%
Total securities	$337,270	$2,658	3.13%	$330,875	$2,497	2.99%
Loans:
Taxable	$730,006	$8,351	4.54%	$748,145	$8,738	4.63%
Tax-exempt (1)	652	9	5.48%	687	9	5.20%
Total loans (3)	$730,658	$8,360	4.54%	$748,832	$8,747	4.63%
Interest on deposits in banks and federal funds sold	90,463	51	0.22%	70,710	43	0.24%
Total earning assets	$1,158,391	$11,069	3.79%	$1,150,417	$11,287	3.89%
Less: allowance for loan losses	(11,309)			(13,555)
Total nonearning assets	74,477			81,287
Total assets	$1,221,559			$1,218,149
Liabilities:
Interest-bearing deposits:
Checking	$354,080	$163	0.18%	$314,504	$210	0.26%
Regular savings	113,607	53	0.19%	110,904	63	0.23%
Money market savings	72,034	34	0.19%	73,625	41	0.22%
Time deposits:
$100,000 and over	121,274	297	0.97%	136,730	388	1.13%
Under $100,000	129,578	408	1.25%	140,643	489	1.38%
Total interest-bearing deposits	$790,573	$955	0.48%	$776,406	$1,191	0.61%
Short-term borrowings	—	—	—%	7,217	59	3.24%
Securities sold under agreements to repurchase	39,142	81	0.82%	37,566	82	0.87%
FHLB borrowings and other debt	60,372	209	1.37%	90,155	302	1.33%
Federal funds purchased	—	—	—%	—	—	—%
Total interest-bearing liabilities	$890,087	$1,245	0.55%	$911,344	$1,634	0.71%
Non-interest bearing liabilities:
Demand deposits	200,768			183,539
Other liabilities	10,539			8,467
Total liabilities	$1,101,394			$1,103,350
Non-controlling interest	—			2,766
Shareholders' equity	120,165			112,033
Total liabilities and shareholders' equity	$1,221,559			$1,218,149
Net interest income		$9,824			$9,653
Interest rate spread			3.24%			3.18%
Cost of Funds			0.45%			0.59%
Interest expense as a percent of average earning assets			0.43%			0.56%
Net interest margin			3.36%			3.33%

(1)	Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.

(2)	All yields and rates have been annualized on a 365 day year.

(3)	Total average loans include loans on non-accrual status.

MIDDLEBURG FINANCIAL CORPORATION Average Balances, Income and Expenses, Yields and Rates
	Nine months ended September 30,
	2014			2013
	Average Balance	Income/ Expense	Yield/ Rate (2)	Average Balance	Income/ Expense	Yield/ Rate (2)
	(Dollars in thousands)
Assets:
Securities:
Taxable	$278,650	$5,403	2.59%	$266,847	$4,636	2.32%
Tax-exempt (1)	57,556	2,509	5.83%	67,097	2,904	5.79%
Total securities	$336,206	$7,912	3.15%	$333,944	$7,540	3.02%
Loans:
Taxable	$743,703	$25,639	4.61%	$754,621	$26,486	4.69%
Tax-exempt (1)	652	26	5.33%	687	27	5.25%
Total loans (3)	$744,355	$25,665	4.61%	$755,308	$26,513	4.69%
Interest on deposits in banks and federal funds sold	73,759	123	0.22%	58,042	101	0.23%
Total earning assets	$1,154,320	$33,700	3.90%	$1,147,294	$34,154	3.98%
Less: allowance for loan losses	(12,497)			(13,770)
Total nonearning assets	78,292			81,990
Total assets	$1,220,115			$1,215,514
Liabilities:
Interest-bearing deposits:
Checking	$342,551	$485	0.19%	$322,344	$656	0.27%
Regular savings	113,378	158	0.19%	110,132	185	0.22%
Money market savings	73,910	105	0.19%	75,798	131	0.23%
Time deposits:
$100,000 and over	125,036	937	1.00%	141,048	1,327	1.26%
Under $100,000	130,776	1,267	1.30%	142,070	1,518	1.43%
Total interest-bearing deposits	$785,651	$2,952	0.50%	$791,392	$3,817	0.64%
Short-term borrowings	—	—	—%	4,005	106	3.54%
Securities sold under agreements to repurchase	36,682	243	0.88%	35,303	243	0.92%
FHLB borrowings and other debt	76,803	876	1.52%	87,274	896	1.37%
Federal funds purchased	1	—	0.00%	—	—	0.00%
Total interest-bearing liabilities	$899,137	$4,071	0.61%	$917,974	$5,062	0.74%
Non-interest bearing liabilities:
Demand deposits	193,501			172,751
Other liabilities	9,947			7,691
Total liabilities	$1,102,585			$1,098,416
Non-controlling interest	—			2,882
Shareholders' equity	117,530			114,216
Total liabilities and shareholders' equity	$1,220,115			$1,215,514

Net interest income		$29,629			$29,092

Interest rate spread			3.29%			3.24%
Cost of Funds			0.50%			0.62%
Interest expense as a percent of average earning assets			0.47%			0.59%
Net interest margin			3.43%			3.39%

(1)	Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.

(2)	All yields and rates have been annualized on a 365 day year.

(3)	Total average loans include loans on non-accrual status.